Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE
        SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of May 7, 2020, among Gulf Coast Buyer 1, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), CTR Partnership, L.P., a Delaware limited partnership (“Partnership”), CareTrust Capital Corp., a Delaware corporation (together with Partnership, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
        WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 24, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 24, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) providing for the issuance of 5.25% Senior Notes due 2025 (the “Notes”);
        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
        WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.
        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
        1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
        2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Ten thereof.
        3. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent, the Issuers or the Guarantors in the Indenture or this Second Supplemental Indenture, or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, member, manager, partner, officer, director, employee or controlling person, in their capacity as such, of the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
        4. GOVERNING LAW; WAIVER OF TRIAL RIGHT. This Second Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.
        5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
        6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiary and Partnership.

        8. BINDING NATURE OF SECOND SUPPLEMENTAL INDENTURE. The Guaranteeing Subsidiary hereby represents and warrants that this Second Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms.
[Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

GULF COAST BUYER 1, LLC, as a Guarantor By: CTR PARTNERSHIP, L.P., its sole member By: CareTrust GP, LLC, its general partner By: CareTrust REIT, Inc., its sole member

By:	/s/ William M. Wagner

Name:	William M. Wagner

Title:	Chief Financial Officer, Treasurer and Secretary

CTR PARTNERSHIP, L.P., as an Issuer By: CareTrust GP, LLC, its general partner By: CareTrust REIT, Inc., its sole member

By:	/s/ William M. Wagner

Name:	William M. Wagner

Title:	Chief Financial Officer, Treasurer and Secretary

CARETRUST CAPITAL CORP., as an Issuer

By:	/s/ William M. Wagner

Name:	William M. Wagner

Title:	Chief Financial Officer, Treasurer and Secretary

CARETRUST REIT, INC., as a Guarantor

By:	/s/ William M. Wagner

Name:	William M. Wagner

Title:	Chief Financial Officer, Treasurer and Secretary

EXISTING SUBSIDIARY GUARANTORS, as Guarantors

18TH PLACE HEALTH HOLDINGS LLC
49TH STREET HEALTH HOLDINGS LLC
4TH STREET HOLDINGS LLC
51ST AVENUE HEALTH HOLDINGS LLC
ANSON HEALTH HOLDINGS LLC
ARAPAHOE HEALTH HOLDINGS LLC
ARROW TREE HEALTH HOLDINGS LLC
AVENUE N HOLDINGS LLC
BIG SIOUX RIVER HEALTH HOLDINGS LLC
BOARDWALK HEALTH HOLDINGS LLC
BOGARDUS HEALTH HOLDINGS LLC
BURLEY HEALTHCARE HOLDINGS LLC
CASA LINDA RETIREMENT LLC
CEDAR AVENUE HOLDINGS LLC
CHERRY HEALTH HOLDINGS LLC
CM HEALTH HOLDINGS LLC
COTTONWOOD HEALTH HOLDINGS LLC
CTR ARVADA PREFERRED, LLC
CTR CASCADIA PREFERRED, LLC
DALLAS INDEPENDENCE LLC
DIXIE HEALTH HOLDINGS LLC
EMMETT HEALTHCARE HOLDINGS LLC
ENSIGN BELLFLOWER LLC
ENSIGN HIGHLAND LLC
ENSIGN SOUTHLAND LLC
EVERGLADES HEALTH HOLDINGS LLC
EXPO PARK HEALTH HOLDINGS LLC
EXPRESSWAY HEALTH HOLDINGS LLC
FALLS CITY HEALTH HOLDINGS LLC
FIFTH EAST HOLDINGS LLC
FIG STREET HEALTH HOLDINGS LLC
FLAMINGO HEALTH HOLDINGS LLC
FORT STREET HEALTH HOLDINGS LLC
GAZEBO PARK HEALTH HOLDINGS LLC
GILLETTE PARK HEALTH HOLDINGS LLC
GOLFVIEW HOLDINGS LLC
GRANADA INVESTMENTS LLC
GUADALUPE HEALTH HOLDINGS LLC
HILLENDAHL HEALTH HOLDINGS LLC
HILLVIEW HEALTH HOLDINGS LLC
IRVING HEALTH HOLDINGS LLC
IVES HEALTH HOLDINGS LLC
JEFFERSON RALSTON HOLDINGS LLC
JORDAN HEALTH PROPERTIES LLC
JOSEY RANCH HEALTHCARE HOLDINGS LLC
KINGS COURT HEALTH HOLDINGS LLC
LAFAYETTE HEALTH HOLDINGS LLC
LEMON RIVER HOLDINGS LLC
LOCKWOOD HEALTH HOLDINGS LLC
LONG BEACH HEALTH ASSOCIATES LLC
LOWELL HEALTH HOLDINGS LLC
LOWELL LAKE HEALTH HOLDINGS LLC
LUFKIN HEALTH HOLDINGS LLC
MEADOWBROOK HEALTH ASSOCIATES LLC
MEMORIAL HEALTH HOLDINGS LLC
MESQUITE HEALTH HOLDINGS LLC
MISSION CCRC LLC
MOENIUM HOLDINGS LLC
MOUNTAINVIEW COMMUNITYCARE LLC
NORTHSHORE HEALTHCARE HOLDINGS LLC

OLESON PARK HEALTH HOLDINGS LLC
OREM HEALTH HOLDINGS LLC
PAREDES HEALTH HOLDINGS LLC
PLAZA HEALTH HOLDINGS LLC
POLK HEALTH HOLDINGS LLC
PRAIRIE HEALTH HOLDINGS LLC
PRICE HEALTH HOLDINGS LLC
QUEEN CITY HEALTH HOLDINGS LLC
QUEENSWAY HEALTH HOLDINGS LLC
RB HEIGHTS HEALTH HOLDINGS LLC
REGAL ROAD HEALTH HOLDINGS LLC
RENEE AVENUE HEALTH HOLDINGS LLC
RILLITO HOLDINGS LLC
RIO GRANDE HEALTH HOLDINGS LLC
SALMON RIVER HEALTH HOLDINGS LLC
SALT LAKE INDEPENDENCE LLC
SAN CORRINE HEALTH HOLDINGS LLC
SARATOGA HEALTH HOLDINGS LLC
SILVER LAKE HEALTH HOLDINGS LLC
SILVERADA HEALTH HOLDINGS LLC
SKY HOLDINGS AZ LLC
SNOHOMISH HEALTH HOLDINGS LLC
SOUTH DORA HEALTH HOLDINGS LLC
STILLHOUSE HEALTH HOLDINGS LLC
TEMPLE HEALTH HOLDINGS LLC
TENTH EAST HOLDINGS LLC
TERRACE HOLDINGS AZ LLC
TRINITY MILL HOLDINGS LLC
TROUSDALE HEALTH HOLDINGS LLC
TULALIP BAY HEALTH HOLDINGS LLC
VALLEY HEALTH HOLDINGS LLC
VERDE VILLA HOLDINGS LLC
WAYNE HEALTH HOLDINGS LLC
WILLITS HEALTH HOLDINGS LLC
WILLOWS HEALTH HOLDINGS LLC
WISTERIA HEALTH HOLDINGS LLC

By:	/s/ William M. Wagner

Name:	William M. Wagner

Title:	Chief Financial Officer, Treasurer and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Tu

Name:	Michael Tu

Title:	Vice President